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(CUNA MUTUAL GROUP LOGO)

    CUNA Mutual Insurance Society
2000 Heritage Way - Waverly, IA 50677

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                                                 MEMBERS(R) CHOICE VARIABLE ANNUITY
                                                    VARIABLE ANNUITY APPLICATION

                                                                                     ____________________________________________
                                                                                     CREDIT UNION NO. [ ] Check If Not Applicable

1.  ANNUITANT (OWNER) Must be age 85 or younger.                        Gender: [ ] Male [ ] Female

    Name ____________________________________________________________   U.S.Citizen: [ ] Yes [ ] No

    Address _________________________________________________________   SSN/ITIN: [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]

    Address _________________________________________________________   Date of Birth: [ ] [ ]  [ ] [ ]  [ ][ ][ ][ ]
                                                                                        Month     Day         Year
    City _______________________ State ___________ ZIP ______________   Daytime Phone (______)___________________________________

2.  CO-ANNUITANT/CO-OWNER: OPTIONAL; NONQUALIFIED ONLY (Check one, if applicable.)

    [ ] CO-ANNUITANT Must be spouse of annuitant & age 85 or younger.   Gender: [ ] Male [ ] Female
    [ ] CO-OWNER Must be age 85 or younger.
    [ ] CO-ANNUITANT & CO-OWNER Must be spouse of annuitant & age 85    U.S. Citizen: [ ] Yes [ ] No
        or younger.

    Name ____________________________________________________________   Relationship to Annuitant _______________________________

    Address _________________________________________________________   SSN/ITIN: [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]

    Address _________________________________________________________   Date of Birth: [ ] [ ]  [ ] [ ]  [ ][ ][ ][ ]
                                                                                        Month     Day         Year
    City ________________________ State __________ ZIP ______________   Daytime Phone (______)___________________________________

3.  OWNER if Owner is other than the Annuitant. Must be age 85 or       IF OWNER IS AN INDIVIDUAL:
    younger.                                                            Gender: [ ] Male [ ] Female

    Name ____________________________________________________________   U.S.Citizen: [ ] Yes [ ] No

    Address _________________________________________________________   SSN/ITIN: [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]

    Address _________________________________________________________   Date of Birth: [ ] [ ]  [ ] [ ]  [ ][ ][ ][ ]
                                                                                        Month     Day         Year
    City _______________________ State ___________ ZIP ______________   Daytime Phone (______)___________________________________

    IF OWNER IS AN ENTITY (Complete ATTN and EIN):

    ATTN ____________________________________________________________   EIN: [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]

4.  BENEFICIARY Right to change reserved, unless otherwise specified. To list more beneficiaries, use Section 7 or use a separate signed and dated paper. If naming a trust, give trust name, trust date, trustee name(s).

                        Name                                 Address                                    Relationship to Annuitant
    Primary _____________________________________________________________________________________________________________________

    _____________________________________________________________________________________________________________________________

    Contingent __________________________________________________________________________________________________________________

5.  PLAN TYPE/TAX  QUALIFICATION STATUS (Check one.)   [ ] Non qualified [ ] 457(b) [ ] 457(f)

    Qualified: [ ] Traditional IRA [ ] Roth IRA [ ] SEP IRA [ ] N/A 403(b) [ ] Other ____________________________________________

6.  PURCHASE PAYMENTS (Make checks payable to CUNA Mutual Insurance Society. The Initial Purchase Payment applied will be equal to the actual amount received by CUNA Mutual Insurance Society.)

    SINGLE/INITIAL PURCHASE PAYMENT $________________________________   FUTURE PURCHASE PAYMENTS $_______________________________
    (Minimum to Issue: $25,000; $10,000 for 457(f) plans)               (Min.: $25 for Automatic & List Bill, $100 for Direct)
    Payment Type: [ ] 1035 Exchange [ ] Transfer [ ] Rollover                  Automatic (ACH) - Complete Section 14.
    TRADITIONAL IRA, ROTH IRA, SEP IRA, 403(B):                         [ ] List Bill - [ ] Bi-weekly [ ] Semimonthly [ ] Monthly
    CONTRIBUTION YEAR ____________ (excludes transfers/rollovers)       [ ] Direct Bill - [ ] Quarterly [ ] Semiannually
    If left blank, current calendar year will apply.                    [ ] Annually

7.  SPECIAL INSTRUCTIONS ____________________________________________   8.  HOMEOFFICE USE ONLY

    _________________________________________________________________

    _________________________________________________________________

    _________________________________________________________________

    _________________________________________________________________


CVAAPP-2003                                                    Page 1                                                        0508
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                                                                                                              Office Use Only: 02

9.  REPLACEMENT

    Do you have any existing life insurance or annuities with our company or any other company? [ ] Yes [ ] No

    Will this contract replace, discontinue or change any existing life insurance or annuities with our company or any other company? [ ] Yes [ ] No If Yes: What Company? _______________________________________________________________________________

                                    What Contract Number? _______________________________________________________________________

10. OPTIONAL DEATH BENEFIT(S) (See prospectus. The following optional death benefits are available at an additional charge.)

    Annuitant(s) Age 75 or Younger on the Contract Issue Date:

         [ ] Maximum Anniversary [ ] 5% Annual Guarantee [ ] Both Maximum Anniversary and 5% Annual Guarantee

    Annuitant(s) Age 76 or Older on the Contract Issue Date:

         [ ] Minimum Death Benefit Guarantee

11. TELEPHONE/FAX/INTERNET AUTHORIZATION See the Telephone/Fax/Internet Authorization Section of the Optional Program(s) form for detail on what transactions can be done by telephone/fax/internet.

    I understand that I will automatically have telephone/fax/internet authorization unless the following box is marked:

         [ ] I do NOT want telephone/fax/internet authorization

    I understand that the representative(s) assigned to my contract will automatically have telephone/fax/internet authorization unless the following box is marked:

         [ ] I do NOT want the representative(s) assigned to my contract to have telephone/fax/internet authorization

12. PURCHASE PAYMENT ALLOCATION % (WHOLE %; MUST TOTAL 100%; MINIMUM 1% PER SUBACCOUNT.)

    ALLOCATION % TO SUBACCOUNT(S) OF THE VARIABLE ACCOUNT:

    ______% Conservative Allocation   ______% Mid Cap Value                     ______% Franklin High Income IV
    ______% Moderate Allocation       ______% Mid Cap Growth                    ______% Franklin Income Securities IV
    ______% Aggressive Allocation     ______% Small Cap Growth                  ______% Mutual Discovery Securities IV
    ______% Money Market              ______% Small Cap Value                   ______% Oppenheimer Main Street/VA Svc
    ______% Bond                      ______% Global Securities                 ______% Oppenheimer Main St Small Cap/VA Svc
    ______% High Income               ______% International Stock               ______% Oppenheimer Intl Growth/VA Svc
    ______% Diversified Income        ______% PIMCO VIT Total Return            ______% Van Kampen LIT Growth & Income
    ______% Large Cap Value           ______% PIMCO VIT Global Bond Unhedged    ______% Van Kampen LIT Mid Cap Growth
    ______% Large Cap Growth          ______% PIMCO VIT Commodity Real Return   ______% AIM VI Global Real Estate

13. PORTFOLIO REBALANCE PROGRAM

    FREQUENCY (Check one.) [ ] Monthly [ ] Quarterly [ ] Semiannually [ ] Annually

                           If the frequency is not selected, transfers will occur quarterly.

    INDICATE HOW YOU WOULD LIKE YOUR VARIABLE ACCOUNT VALUE ALLOCATED. (Select a. or b. If neither is selected, a. will apply.)

    [ ] a. Transfer the value in my subaccounts in proportion to my purchase payment allocation schedule.

    [ ] b. Transfer the value in my subaccounts as follows: (WHOLE %; MUST TOTAL 100%.)

    ______% Conservative Allocation   ______% Mid Cap Value                     ______% Franklin High Income IV
    ______% Moderate Allocation       ______% Mid Cap Growth                    ______% Franklin Income Securities IV
    ______% Aggressive Allocation     ______% Small Cap Growth                  ______% Mutual Discovery Securities IV
    ______% Money Market              ______% Small Cap Value                   ______% Oppenheimer Main Street/VA Svc
    ______% Bond                      ______% Global Securities                 ______% Oppenheimer Main St Small Cap/VA Svc
    ______% High Income               ______% International Stock               ______% Oppenheimer Intl Growth/VA Svc
    ______% Diversified Income        ______% PIMCO VIT Total Return            ______% Van Kampen LIT Growth & Income
    ______% Large Cap Value           ______% PIMCO VIT Global Bond Unhedged    ______% Van Kampen LIT Mid Cap Growth
    ______% Large Cap Growth          ______% PIMCO VIT CommodityRealReturn     ______% AIM VI Global Real Estate


CVAAPP-2003                                                    Page 2

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                                                                                                              Office Use Only: 02

14. AUTOMATIC PAYMENT PLAN AUTHORIZATION (ACH) [ ] New Plan or [ ] Add to Existing Plan-Group  No. ____________________

    [ ]  INITIAL PAYMENT: I hereby authorize a debit entry to my financial institution account indicated below. This is for my initial payment in the amount of $_________________. A related credit entry to the CUNA Mutual Insurance Society account will occur.

    [ ]  FUTURE PAYMENTS: I authorize CUNA Mutual Insurance Society and the financial institution named below to initiate deductions or credits to my account by electronic funds transfer or paper draft. This authorization will remain in effect until revoked by me in writing or by telephone. Frequency: [ ] Monthly [ ] Quarterly [ ] Semiannually [ ] Annually
         Indicate the amount: $_____________________ Indicate the _____________ (month) and ____________ (day: 1-28 only) this should begin.
                         (Deductions will occur on the first of the month unless another date is selected.)

         I understand I will receive quarterly statements for my variable annuity.

    Financial Institution ___________________________________________   Routing Number __________________________________________

    Address _________________________________________________________   Account Number __________________________________________

    City ____________________________________ State _________________   [ ] Share Draft/Checking (Attach blank voided check.)
                                                                        [ ] Share Account/Savings (Only available for accounts
    Phone Number ____________________________________________________       accepting electronic transactions.)

    Signature of Account Owner, if other than the Annuitant or Owner ____________________________________________________________

15. AGREEMENT

    -    I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief and are made as a basis for my application.

    -    I understand that no agent is authorized to make, modify or discharge any annuity contract provision or waive any of the
         Company's rights or requirements.

    -    ANY PERSON WHO KNOWINGLY PRESENTS A FALSE OR FRAUDULENT CLAIM FOR PAYMENT OF A LOSS OR BENEFIT, OR KNOWINGLY PRESENTS
         FALSE INFORMATION IN AN APPLICATION FOR INSURANCE MAY BE GUILTY OF A CRIME AND SUBJECT TO FINES AND CONFINEMENT IN
         PRISON, DEPENDING ON STATE LAW.

    -    I UNDERSTAND THAT CONTRACT VALUES, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A VARIABLE ACCOUNT ARE VARIABLE AND NOT
         GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

    -    If this contract will replace, change or modify an existing policy or contract, I hereby confirm my belief that replacing my existing contract is suitable, and I have considered product features, fees and charges.

    -    I ACKNOWLEDGE RECEIPT OF A CURRENT VARIABLE ANNUITY PROSPECTUS DATED __________________________.

    Signed at _______________________________________________________
                                   City and State

    ______________________________________________________________________________________   ____________________________________
                  Signature of Annuitant (Owner) (Person Named in Section 1)                                 Date

    ______________________________________________________________________________________   ____________________________________
                Signature of Co-Annuitant/Co-Owner (Person Named in Section 2)                               Date

    ______________________________________________________________________________________   ____________________________________
                        Signature of Owner (Person Named in Section 3)                                       Date

    AGENT: To the best of your knowledge, will this contract replace, discontinue or change any existing life insurance or annuities? [ ] Yes [ ] No If yes, I hereby confirm:

          (1) That consideration has been given to product features, fees and charges.

          (2) That this replacement meets the Company's standards for replacement sales.

          (3) All required documents have been completed in compliance with applicable state regulations.

          (4) That the following sales material was used: ______________________________________________________________________.

    Reason(s) for Replacement: __________________________________________________________________________________________________

    _____________________________________________________________________________________________________________________________

    _____________________________________________________________________________________________________________________________

    _____________________________________________________________________________________________________________________________

    _____________________________________________________________________________________________________________________________

    _____________________________________________________________________________________________________________________________

    _____________________________________________________________________________________________________________________________

    ______________________   _____________________________________________________________   [ ] [ ] [ ] [ ] [ ]   [ ] [ ] [ ]
             Date                                  Signature of Agent                        Provide your 5 and 3 digit Agent No.


CVAAPP-2003                                                    Page 3
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